HFS Bedrock Energy Consulting Agreement
           Confidential






Bedrock Energy Inc.                                           January  24, 2009
8950 Scenic Pine Drive
Parker, CO 80134

Attn: Mr. Edward Nichols - President/CEO

Mr. Nichols:

         The purpose of this document is to confirm the engagement of HANOVER FINANCIAL SERVICES, (HFS) located at 6388 Clearview Road, Suite 100, Boulder, Colorado 80303 by Bedrock energy, Inc. (the "Company"), having its principal office at 8950 Scenic Pine Drive, Parker, CO 80134

Therefore, in consideration of the mutual promises and agreements contained herein, and on the terms and conditions hereinafter set forth, the parties agree as follows:


                        Advisory and Consulting AGREEMENT

1.01 Engagement of Consultant: The Company hereby confirms the engagement of HFS as a non-exclusive Consultant to the Company and HFS hereby agrees to render services to the Company as set forth below.

Services: HFS hereby agrees to provide services to the Company, as a non-exclusive consultant, for a period of Six (6) months from the date of the execution of this Agreement ("Agreement") to provide business development consulting services to the Company in the following areas: mineral interest acquisitions for exploration and development, and in the implementation of debt and equity funding programs. The Agreement shall automatically terminate at the end of the six month period unless extended at the request of Company in writing.

HFS will also assist the Company with its external growth strategies involving potential merger and acquisition transactions, providing assistance to the Company in all phases of a proposed Transaction including the identification, review and introduction to the Company of various strategic opportunities, with the intended result to accomplish energy related acquisitions, capital investment, or other such Transaction involving all or part of the business interests ("Transaction") of the Company.


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A list of consulting  services available to the Company,  which would be covered by this agreement, are as follows. However, HFS will focus its efforts on the Objective Criteria set forth in subsections 1, 2, and 3, below: (a.) HFS will provide consulting services to the Company related to its "going public" strategy and in all aspects of becoming a publicly traded Company.

(b.) HFS will analyze the Company, its anticipated capital requirements, the potential market for its public securities, and other issues that might impact the Company's business plan.

(c.) HFS will also provide assistance in locating suitable potential mineral interest acquisitions in the energy sector.

(d.) HFS will advise the Company on the terms and conditions involving acquisitions in the energy sector taking into account the capital needs, industry, management and market conditions of the Company to be acquired.

(e.) HFS will Identify and introduce to the Company, qualified investors or strategic partners who may be interested in providing financing for the Company's business plan.

(f.) HFS will  assume  the  responsibility  for the  creation,  collection,  and
     organization  of  all  due  diligence   materials   provided  to  potential
     investors.

(g.) HFS will be actively involved in negotiating the final terms and conditions of the Financing and any acquisitions of mineral interests

(h.) Perform such general business development consulting and advisory services as may be requested by the Company.

The Consultant would not be responsible for providing specialist engineering or technical advice or for providing legal or accounting advice (for example, on legal or taxation matters) or services which the Company will agree to provide or would usually provide. Consultant would be authorized by the Company to do anything, which is reasonably necessary either to carry out services or to comply with any applicable laws, rules, regulations, authorisations, consents, or practice as may be reasonable and/or appropriate.

The advisory and consultation services, as defined in this Agreement, shall be provided to the Company in such form, manner and place as the Company reasonably requests.

Objective Criteria for defining HFSs performance:  HFS shall:

1) Be required to pursue and use every reasonable effort to complete the closing the public offering, utilizing its Contacts, within 90 days after the 1st Post Effective Amendment of the Company has been filed and approved by the SEC.

2) Be required to present documentation on qualified acquisition prospects to the Company.

3) Be required to provide other consulting services as reasonably requested by the Company, related to this engagement agreement

3.01 Compensation: The Company agrees to pay HFS a monthly consulting fee of $5,000 which will be paid in the form of 100,000 shares per month of the Company's restricted common stock. 300,000 shares will vest upon the engagement date and be issued as full payment for the first three months of service. The remaining shares will vest and will be issued to the Consultant in a timely manner after the first of each subsequent month, beginning on the fourth month and every month thereafter unless HFS has been terminated per Section 13.01 of this agreement.


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These  shares  will  be  duly  authorized,   validly  issued,   fully  paid  and
nonassessable, be free and clear of all liens, encumbrances and claims of every kind. This Agreement shall serve as the Company's documentation for payment processing and remittances.

4.01 Expense Reimbursement: The Company will reimburse Consultant, promptly upon request, for all reasonable out-of-pocket costs and expenses incurred by Consultant and its affiliates in connection with this Agreement. Consultant will obtain the prior approval of the Company for any expenses for which it intends to incur if the aggregate of the expenses exceeds $250.00.

5.01 Introduction of Contacts: It is understood and agreed by reason of this Agreement, that the Company may learn from HFS the names of potential acquisitions and the contact information for potential investors, borrowers, lenders, agents, brokers, principals, clients, trusts, or other institutions. This information may include, but may not be necessarily limited to, financial and business information, comparative financial analysis, addresses, phone numbers, contact person, and other information, and shall hereafter be referred to as "Contacts."

It is understood and agreed that the Contacts of HFS, which will be identified in writing Company as having originated with HFS, shall only be used by HFS and Company for the purpose of this agreement and for no other purpose. Both parties agree that there shall be no additional compensation owed to HFS, for the use of HFS's Contacts introduced to the Company during the term of this Agreement.

6.01 Disclaimer of Responsibility for Acts of the Company: The obligations of HFS described in this Agreement consist solely of the services to the Company herein described. In no event shall HFS be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information furnished by HFS hereunder, shall be those of the Company or such affiliates, and HFS shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions unless such liability is the result of willful misconduct or gross negligence of HFS.

7.01 Provision of Information: The Company shall provide HFS with business information required by HFS to perform the services set forth herein. and shall keep HFS informed of information that is needed by HFS and shall promptly inform HFS of any changes, which may materially affect its business or HFS' efforts under this Agreement.

8.01 Accuracy of Information: HFS may rely on all information provided by the Company and HFS may disclose such information to third parties with the Company's prior written notice. The Company shall be solely responsible for obtaining confidentiality agreements from any persons, provided however, HFS, at the request of the Company, shall obtain such agreements in the form prescribed by the Company.

9.01 Confidentiality: Both Parties agree and understands that as a condition for each to furnish to the other party information about prospective acquisitions, investment partners, or general business information of Company or other information that HFS considers "confidential" (Confidential Information") each party agrees that it will treat confidentially of any Information of the other party or their agents furnished hereunder. Both Parties will direct its directors, officers, employees and representatives, not to disclose to any other party Confidential Information or the fact that a discussion or negotiations are taking place concerning a possible Transaction between the Company and any of the Contacts, any information concerning the Contacts or any of the terms, conditions or other facts with respect to any such possible Transactions unless the Party has the prior written permission of the other Party or the Contacts, as applicable, to do so.


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10.01 Outside Activities of HFS: HFS shall not by this Agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or service of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than the Company. Similarly, the Company shall not be prevented or barred from seeking or requiring services of a same or similar nature from persons other than HFS. However, HFS shall not participate in any transaction or activity that is in direct conflict with the interests of the Company without prior disclosure of such activity to the Company

11.01 Amendment: No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

12.01 Termination: This Agreement may be terminated by either party upon giving thirty (30) days written notice to the other party.

13.01 Waiver: Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

14.01 Severability: In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

15.01 Assignment: This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

16.01 No Breach by Company: Both Parties represents and warrants that this Agreement and the consummation of a Transaction contemplated hereby will not result in a mutual breach of any of the terms, provisions or conditions of any agreement or condition to which either is a party or is subject.

17.01  Governing  Law  and  Jurisdiction:   The  validity,   interpretation  and
construction  of this  Agreement  and each part  thereof will be governed by the laws of the State of Colorado. The Agreement shall be deemed to have been executed in Colorado and the courts of Colorado shall have exclusive jurisdiction as to any disputes arising in connection with this Agreement.

18.01   Counterparts:   This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

19.01 Authorization: The parties each agree, represent and warrant that the undersigned signatories have the legal and binding authority to execute this Agreement.


IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.


Hanover Financial Services        By: Mr. Ronald Blekicki    _________________

                                                             President/CEO

Bedrock Energy, Inc.             By: Mr. Edward Nichols     __________________

                                                             President/CEO



                        www.hanoverfinancialservices.com
               6388 Clearview Road, Suite 100, Boulder, CO. 80303


                                             PH: 303.494.3617, FX: 303.494.3568